UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2006

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:    (801) 566-1200

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Utah Medical Products, Inc. for the quarter ended March 31, 2006 as presented in a press release dated April 19, 2006. The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Effective April 13, 2006, Greg A. LeClaire, Chief Financial Officer, resigned from the Company.

(c) Upon the departure of Mr. LeClaire, Paul O. Richins, current Chief Administrative Officer and Treasurer, will also serve as the Company’s principal financial officer. Mr. Richins, age 46, has served as Treasurer since 1994, Chief Administrative Officer since 1997 and on the Board of Directors since 1998. Mr. Richins is currently a nominee for re-election as director at the Company’s annual meeting scheduled for May 12, 2006. The Company does not have an employment agreement with Mr. Richins.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 4/19/2006	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index Number	Description

99.1	Financial information for Utah Medical Products, Inc. for the quarter ended March 31, 2006 as presented in a press release dated April 19, 2006.